Exhibit 99


Contacts:     Media:    James Mahoney                Investor:   Thomas R. Rice
                        (617) 346-5472                           (617) 346-0148


                              FLEET FINANCIAL GROUP
                        1998 OPERATING EARNINGS INCREASED
                               14% TO $1.6 BILLION

     Boston, Massachusetts, January 20, 1999: Fleet Financial Group, Inc. (FLT-NYSE) today reported operating earnings of $1.58 billion, or $2.60 per diluted share, for 1998, a 14% increase compared with $1.38 billion, or $2.31 per diluted share, earned in 1997. Return on assets and return on common equity for the year were 1.61% and 18.61%, respectively, compared to 1.59% and 19.45% in 1997. All earnings per share amounts reflect a two-for-one common stock split, which was effective October 7, 1998.

     In the fourth quarter of 1998, Fleet's net income was $416 million, or $.69 per diluted share, compared to net income of $334 million, which included $22 million of merger-related charges, or $.57 per diluted share in the fourth quarter of 1997, representing a 25% increase in net income. Return on assets and return on equity for the quarter were 1.62% and 18.62%, respectively, compared with 1.51% and 17.98% for the fourth quarter of 1997.

     Including the impact of merger-related charges and net gains on sales of business units, net income was $1.53 billion and $1.37 billion in 1998 and 1997, respectively, while earnings per diluted share were $2.52 and $2.30 in 1998 and 1997, respectively.

     Terrence Murray, chairman and chief executive officer of Fleet Financial Group commented on the results saying, "1998 was an outstanding year for Fleet. Despite turbulence in the financial markets, we again reported record earnings. Fleet continues to achieve profitability levels which place us in a leadership position in the industry. Strong results were achieved both from our franchise businesses as well as our acquisitions, including Quick & Reilly and Advanta's credit card business. Credit quality and earnings momentum remain excellent, providing us a solid foundation to continue the growth we have seen in this company."

     "Looking to 1999," Mr. Murray added, "The recent acquisitions of Sanwa's leasing business and the Merrill Lynch Specialist business will continue to advance Fleet's strategy of business line and geographic diversification. With our domestic business focus, we appear poised to continue to reap the benefits of a strong national and regional economy."

     Robert J. Higgins, Fleet's president and chief operating officer said, "Fleet continues to benefit from strong asset generation, particularly in Commercial Banking where loans were up 15% for the year. Complementing solid growth within our footprint, Fleet's national businesses, including Credit Card and Asset Management, contributed to significant growth in fee income. Fee income grew 32% over last year, and comprised 47% of fourth quarter revenue."

     Asset quality remains quite favorable with very limited exposure to international markets. Nonperforming assets decreased $7 million in the quarter to $282 million, or just .41% of total loans. This marks the Corporation's ninth consecutive quarter of declining nonperforming assets and a 32% decrease in the past year. The reserve for loan losses is $1.55 billion at December 31, 1998 and represents 2.2% of all loans and almost 586% coverage of nonperforming loans.

Financial Highlights - Revenues increase $950 million over 1997.

     Net interest income totaled $3.9 billion for 1998, up $166 million from 1997. The increase is principally attributable to a $10 billion increase in average earning assets, due largely to an 11% increase in average loans, which includes the acquisition of the credit card operations of Advanta in the first quarter, and strong growth in our commercial portfolio. Net interest income and the net interest margin for the fourth quarter of 1998 were $1.0 billion and 4.61%, respectively, compared to $944 million and 4.95% in the fourth quarter of 1997, again driven by strong growth in the commercial loan portfolio.

     Noninterest income totaled $3.2 billion for 1998, an increase of $781 million, or 32%, from 1997 as our broad business mix produced strong gains in virtually all revenue categories. Investment services revenue increased 22% to $851 million, driven by the acquisition of Quick & Reilly as well as growth in assets under management, including the acquisition of Columbia Management Company in late 1997. Capital markets revenue increased 63% to $530 million primarily driven by strong venture capital and brokerage market-making revenue, reflecting the strength of the equity markets. Credit card revenue increased $329 million over the prior year, which is principally attributable to the aforementioned acquisition of the credit card operations of Advanta.

     Noninterest income was $890 million during the fourth quarter, an increase of $266 million, or 43%, over the fourth quarter of 1997. Significant growth was noted in nearly all core revenue categories, particularly credit cards and capital markets  revenue.  Capital  markets  revenue  increased 83% as excellent growth was noted in corporate finance fees, venture capital revenue, market-making activities at Quick & Reilly, as well as foreign exchange/interest rate products trading revenue. In addition, progress was achieved in processing-related revenue which increased 41% over the fourth quarter of 1997 and included strong gains from mortgage banking as the low interest rate environment contributed to record origination volumes. Investment services revenue also increased 20% from the fourth quarter of 1997, reflecting strong equity markets and higher volumes at Quick & Reilly.

     Noninterest expense totaled $4.1 billion in 1998, an increase of $521 million over 1997, primarily the result of acquisitions. Employee compensation and benefits increased due to higher commissions expense related to increased volumes at Quick & Reilly and Fleet Mortgage, the acquisitions of Columbia and the credit card operations of Advanta, as well as a number of new business initiatives. With revenue growth more than keeping pace with expense growth, the Company reported an efficiency ratio of 56.7% for 1998. Noninterest expense was $1.1 billion during the quarter, a $186 million increase over the fourth quarter of 1997, reflecting the impact of a number of the aforementioned reasons.

     Total assets at December 31, 1998 were $104.4 billion, up $13 billion this year, driven by $7 billion growth in our loan portfolio to $69.4 billion. Stockholders' equity amounted to $9.4 billion at December 31, 1998.

                              FLEET FINANCIAL GROUP
                              FINANCIAL HIGHLIGHTS

                                                        THREE MONTHS ENDED                  TWELVE MONTHS ENDED

                                          December 31,   September 30,    December 31,   December 31,  December 31,
                                             1998            1998           1997 (a)       1998 (a)      1997 (a)
For the Period ($ in millions)
Net income (operating basis)              $     416      $       401     $      356    $     1,576     $   1,377
Total Revenue                                 1,897            1,822          1,568          7,142         6,195
Total Expense                                 1,073            1,042            887          4,056         3,535
Provision for credit losses                     140              120             90            470           322

Per Common Share (b)
Diluted earnings per share                $     .69      $       .66     $      .61    $      2.60     $    2.31
Basic earnings per share                        .71              .68            .63           2.69          2.38
Market value (period-end)                     44.69            36.72          37.56          44.69         37.56
Cash dividends declared                         .27             .245           .245           1.00           .92
Book value (period-end)                       15.31            14.95          13.68          15.31         13.68

At Period-End ($ in billions)
Assets                                    $   104.4      $      99.5     $     91.0    $     104.4     $    91.0
Loans                                          69.4             68.2           62.6           69.4          62.6
Deposits                                       69.7             66.0           63.7           69.7          63.7
Total stockholders' equity                      9.4              9.2            8.5            9.4           8.5

Operating Ratios
Return on average assets                       1.62  %          1.60  %        1.61  %        1.61  %       1.59  %
Return on common equity                       18.62            18.56          19.24          18.61         19.45
Net interest margin                            4.61             4.58           4.95           4.63          5.01
Efficiency ratio (c)                           56.6             56.7           56.5           56.7          57.0
Total equity/assets (period-end)                9.0              9.2            9.3            9.0           9.3
Tier 1 risk-based capital ratio                 7.0              6.8            7.3            7.0           7.3
Total risk-based capital ratio                 11.1             11.1           10.7           11.1          10.7

Asset Quality ($ in millions)
Nonperforming assets                      $     282     $        289    $       416    $       282    $      416
Reserve for credit losses                     1,552            1,552          1,432          1,552         1,432
Nonperforming assets as a % of loans            .41  %           .42  %         .66  %         .41  %        .66  %
Nonperforming assets as a % of total assets     .27              .29            .46            .27           .46
Reserve for credit losses to period-end loans  2.24             2.28           2.29           2.24          2.29
Reserve for credit losses to nonperforming
  loans                                         586              566            365            586           365
Net charge-offs/average loans                   .81              .70            .58            .71           .63

     (a) Excludes merger-related charges and other nonrecurring items. Including merger-related charges and other nonrecurring items, financial data and ratios were as follows:

                                 THREE MONTHS            TWELVE MONTHS ENDED
                                    ENDED
                              December 31, 1997    December 31,   December 31,
                                                      1998           1997

Net Income                       $   334            $  1,532    $   1,367
Total Revenue                      1,568               7,142        6,370
Total Expense                        912               4,129        3,715
Diluted earnings per share           .57                2.52         2.30
Basic earnings per share             .58                2.61         2.37
Return on average assets            1.51 %              1.56 %       1.58 %
Return on common equity            17.98               18.07        19.30

     (b)  All  common  share  data  for  all  periods  presented   reflects  the
     two-for-one common stock split which was effective October 7, 1998.

     (c) The efficiency ratio excludes nonrecurring items related to mergers, dispositions and special charges.

                              FLEET FINANCIAL GROUP
                         CONSOLIDATED INCOME STATEMENTS
                                 ($ in millions)



                                                                    THREE MONTHS ENDED                TWELVE MONTHS ENDED

                                                        December 31,  September 30,  December 31,  December 31,    December 31,
                                                            1998          1998           1997         1998            1997


Net interest income (FTE)                           $      1,007   $      979      $      944  $       3,905    $     3,739
Provision for credit losses                                  140          120              90            470            322
                                                             ---          ---              --            ---            ---
   Net interest income after provision                       867          859             854          3,435          3,417
                                                             ---          ---             ---          -----          -----
Noninterest income:
   Investment services revenue                               220          210             183            851            696
   Banking fees and commissions                              192          197             176            748            708
   Capital markets revenue                                   161          124              88            530            326
   Processing-related revenue                                142          129             101            457            473
   Credit card revenue                                       120          117              17            391             62
   Other                                                      55           66              59            260            191
                                                              --           --              --            ---            ---
     Total noninterest income                                890          843             624          3,237          2,456
Noninterest expense:
   Employee compensation and benefits                        512          489             422          1,927          1,752
   Equipment                                                  76           77              81            307            317
   Occupancy                                                  74           75              74            298            294
   Intangible asset amortization                              60           58              44            227            169
   Other                                                     351          343             266          1,297          1,003
                                                             ---          ---             ---          -----          -----
     Total noninterest expense                             1,073        1,042             887          4,056          3,535
                                                           -----        -----             ---          -----          -----
Earnings before income taxes and special items               684          660             591          2,616          2,338
Income taxes and tax-equivalent adjustment                   268          259             235          1,040            961
                                                             ---          ---             ---          -----            ---
Operating earnings before special items                      416          401             356          1,576          1,377
Merger-related charges, net of tax                             -            -              22             44             22
Gains on sales of business units, net of charges
  and tax                                                      -            -               -              -             12
                                                             ---          ---             ---          -----            ---
Net Income                                                 $ 416        $ 401           $ 334        $ 1,532       $  1,367
                                                           =====        =====           =====        =======       ========



Diluted earnings per share, operating earnings             $ .69      $   .66         $   .61         $ 2.60         $ 2.31
Basic earnings per share, operating earnings                 .71          .68             .63           2.69           2.38

Diluted earnings per share                                   .69          .66             .57           2.52           2.30
Basic earnings per share                                     .71          .68             .58           2.61           2.37


                                                 FLEET FINANCIAL GROUP
                                             CONSOLIDATED BALANCE SHEETS
                                                  ($ in millions)





                                                 December 31,   September 30,   December 31,
                                                    1998            1998            1997

ASSETS:
Cash and equivalents                         $      5,738     $     4,759     $     5,574
Securities                                         10,792          10,227           9,362
Loans                                              69,396          68,205          62,565
Reserve for credit losses                          (1,552)         (1,552)         (1,432)
Due from brokers/dealers                            3,600           3,248           3,510
Mortgages held for resale                           3,960           2,638           1,526
Other assets                                       12,448          11,954           9,942
                                             ------------    ------------     -----------
Total assets                                 $    104,382     $    99,479     $    91,047
                                             ============     ===========     ===========

LIABILITIES:
Deposits                                     $     69,678     $    65,955     $    63,735
Short-term borrowings                               9,312           9,435           7,505
Due to brokers/dealers                              3,975           4,307           4,316
Long-term debt                                      8,820           7,368           4,500
Other liabilities                                   3,188           3,239           2,539
                                             ------------    ------------     -----------
Total liabilities                                  94,973          90,304          82,595
                                             ============     ===========     ===========
STOCKHOLDERS' EQUITY:
Preferred stock                                       691             691             691
Common stock                                        8,718           8,484           7,761
                                             ------------    ------------     -----------
Total stockholders' equity                          9,409           9,175           8,452
                                             ------------    ------------     -----------
Total liabilities and stockholders'          $    104,382     $    99,479     $    91,047
                                             ============     ===========     ===========
   equity

                              FLEET FINANCIAL GROUP
                       CONSOLIDATED AVERAGE BALANCE SHEETS
                                 ($ in millions)


                                                                THREE MONTHS ENDED

                                      December 31, 1998        September 30, 1998       December 31, 1997


                                      Average                   Average                  Average
                                      Balance     Rate          Balance    Rate          Balance      Rate

ASSETS:
Securities                         $  10,212       6.58 %    $  10,010       6.62 %     $  9,095       6.74 %
Loans                                 68,753       8.42         67,908       8.58         61,274       8.70
Mortgages held for resale              3,256       6.81          3,064       7.08          1,305       7.56
Due from brokers/dealers               3,455       4.72          3,380       5.25          3,510       4.25
Other earning assets                   1,488       4.51          1,076       4.59            685       4.24
                                       -----       ----          -----       ----            ---       ----
   Total interest-earning assets      87,164       7.93 %       85,438       8.11 %       75,869       8.20 %
                                      ------       ----         ------       ----         ------       ----
Reserve for credit losses             (1,518)        -          (1,523)        -          (1,430)        -
Other assets                          15,945         -          15,424         -          13,077         -
                                      ------                    ------                    ------
Total assets                       $ 101,591         -       $  99,339         -        $ 87,516         -
                                   =========                 =========                  ========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
   Savings                         $  29,289       2.25 %    $  28,861       2.42 %     $ 27,206       2.31 %
   Time                               22,078       5.13         22,106       5.30         19,746       5.27
                                      ------       ----         ------       ----         ------       ----
     Total interest-bearing deposits  51,367       3.49         50,967       3.67         46,952       3.55
                                      ------       ----         ------       ----         ------       ----
Short-term borrowings                  8,603       4.34          9,051       5.04          6,023       4.98
Due to brokers/dealers                 3,932       4.55          4,350       5.00          4,316       4.07
Long-term debt                         8,006       6.83          6,575       7.19          4,341       7.43
                                       -----       ----          -----       ----          -----       ----
   Total interest-bearing liabilities 71,908       4.02 %    $  70,943       4.25 %     $ 61,632       4.00 %
                                      ------       ----      ---------       ----       --------       ----

   Net interest spread                   -         3.91 %          -         3.86 %          -         4.20 %

Demand deposits and other noninterest-
  bearing time deposits            $  17,010         -       $  16,157         -        $ 15,700         -
Other liabilities                      3,398         -           3,253         -           2,385         -
                                       -----                     -----                     -----
Total liabilities                     92,316         -          90,353         -          79,717         -
                                      ------                    ------                    ------
Stockholders' equity                   9,275         -           8,986         -           7,799         -
                                       -----                     -----                     -----
Total liabilities and stockholders'
   equity                          $ 101,591         -       $  99,339         -        $ 87,516         -
                                   =========                 =========                  ========

Net interest margin                                4.61 %                    4.58 %                    4.95 %



                              FLEET FINANCIAL GROUP
                       CONSOLIDATED AVERAGE BALANCE SHEETS
                                 ($ in millions)


                                                       TWELVE MONTHS ENDED

                                       December 31, 1998           December 31, 1997


                                      Average                       Average
                                      Balance        Rate           Balance     Rate

ASSETS:
Securities                            $ 10,343        6.59 %    $   8,674        6.73 %
Loans                                   66,419        8.58         60,076        8.68
Mortgages held for resale                2,623        7.05          1,413        7.65
Due from brokers/dealers                 3,765        4.89          2,884        4.62
Other earning assets                     1,153        4.48          1,597        5.74
                                         -----        ----          -----        ----
   Total interest-earning assets        84,303        8.07 %       74,644        8.21 %
                                        ------        ----         ------        ----
Reserve for credit losses               (1,509)         -          (1,454)         -
Other assets                            15,214          -          13,470          -
                                        ------                     ------
Total assets                          $ 98,008          -       $  86,660          -
                                      ========                  =========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
   Savings                            $ 28,540        2.36 %    $  27,478        2.25 %
   Time                                 22,032        5.27         20,036        5.16
                                        ------        ----         ------        ----
     Total interest-bearing deposits    50,572        3.63         47,514        3.48
                                        ------        ----         ------        ----
Short-term borrowings                    8,400        4.76          5,266        4.69
Due to brokers/dealers                   4,501        4.75          3,463        4.39
Long-term debt                           6,261        7.15          4,608        7.34
                                         -----        ----          -----        ----
   Total interest-bearing liabilities $ 69,734        4.15 %    $  60,851        3.93 %
                                      ========        ====      =========        ====

   Net interest spread                     -          3.92 %          -          4.28 %

Demand deposits and other noninterest-
  bearing time deposits               $ 16,326         -        $  15,882          -
Other liabilities                        3,056         -            2,338          -
                                         -----                      -----
Total liabilities                       89,116         -           79,071          -
                                        ------                     ------
Stockholders' equity                     8,892         -            7,589          -
                                         -----                      -----
Total liabilities and stockholders'
  equity                              $ 98,008         -        $  86,660          -
                                      ========                  =========

Net interest margin                                   4.63 %                     5.01 %